EXHIBIT 10.13

VERITY CORP. GUARANTY-VERITY FARMS

THIS VERITY CORP. GUARANTY-VERITY FARMS is dated as of May 16, 2014, and made by Verity Corp., a Nevada corporation, of 47184 258th St., Sioux Falls, SD 57107 (“Guarantor”) in favor of Duane Spader (“Lender”).

R E C I T A L S

WHEREAS, Verity Farms, L.L.C. (herein, “Borrower”) and Lender have entered into a Revolving Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

WHEREAS, in partial consideration of Lender agreeing to an amendment of the Credit Agreement, the Guarantor is entering into this Agreement to guarantee Borrower’s obligations under the Credit Agreement.

WHEREAS, Guarantor, as the second-tier parent corporation of Borrower, has and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement, as amended.

WHEREAS, it is a condition precedent to Lender’s obligations under the Change in Terms Agreement entered into by Borrower and Lender as of the date hereof, which is an amendment of the Credit Agreement, that Guarantor shall have executed and delivered this Guaranty to Lender; and

WHEREAS, Guarantor acknowledges and agrees that Lender advanced funds to Borrower as start-up funding until funds could be raised by Borrower or its Affiliates through sales of equity interests or borrowings from other sources, with the intention that amounts advanced by Lender under the Credit Agreement and otherwise would be promptly repaid to Lender as other sources of funding become available.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to extend the maturity date and due date of interest payments under the Change in Terms Agreement, Guarantor hereby agrees as follows:

Section 1. Guaranty; Limitation of Liability.

(a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations, indebtedness and liabilities of each other Obligated Party now or hereafter existing under or in respect of the Loan Documents, including, without limitation, the Obligations (as defined in the Credit Agreement) (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Lender in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Obligated Party to Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Obligated Party. Notwithstanding the terms of the Credit Agreement or any related document, as concerns the obligations of Guarantor hereunder with respect to the Guaranteed Obligations, prepayment of the Guaranteed Obligations shall be required by Guarantor hereunder each time (to be paid within ten (10) days thereafter) Guarantor or any Affiliate thereof raises, from time to time, funds through the sales of equity interests in Guarantor or its Affiliates or obtains funds by borrowing from other sources; provided that (i) this prepayment requirement shall only apply to funds received by Guarantor or any Affiliate thereof after September 30, 2015, and then, after such date, only to sales of equity interests or borrowings from other sources if the total funds generated thereby from and after October 1, 2015, exceed Five Hundred Thousand Dollars ($500,000.00), and (ii) the total amount of any such prepayment required at a particular time by Guarantor hereunder, together with any prepayment then due under similar prepayment provisions included in other guarantees executed by Guarantor or its Affiliates in favor of Lender, is limited to fifty percent (50%) of the amount of funds then raised by such sale of equity interests or borrowings.

(b) Guarantor, and by its acceptance of this Guaranty, the Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of Guarantor hereunder. To effectuate the foregoing intention, the Lender and the Guarantor hereby irrevocably agree that the obligations of Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

Section 2. Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The obligations of Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Obligated Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or any other Obligated Party or whether Borrower or any other Obligated Party is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Obligated Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligated Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other obligations of any Obligated Party under the Loan Documents or any other assets of any Obligated Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Obligated Party or any of its Subsidiaries;

(f) any failure of Lender to disclose to any Obligated Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligated Party now or hereafter known to Lender (Guarantor waiving any duty on the part of the Lender to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender that might otherwise constitute a defense available to, or a discharge of, any Obligated Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lender or any other Person upon the insolvency, bankruptcy or reorganization of Borrower or any other Obligated Party or otherwise, all as though such payment had not been made.

Section 3. Waivers and Acknowledgments.

(a) Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against any Obligated Party or any other Person or any Collateral.

(b) Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Guarantor or other rights of Guarantor to proceed against any of the other Obligated Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of Guarantor hereunder.

(d) Guarantor hereby unconditionally and irrevocably waives any duty on the part of Lender to disclose to Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligated Party or any of its Subsidiaries now or hereafter known by Lender.

(e) Guarantor acknowledges that it has and will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4. Subrogation. Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Borrower, any other Obligated Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender against Borrower, any other Obligated Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Borrower, any other Obligated Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the commitments of Lender under the Credit Agreement shall have expired or been terminated. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of Lender, shall be segregated from other property and funds of Guarantor and shall forthwith be paid or delivered to Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) Guarantor shall make payment to Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Termination Date shall have occurred, Lender will, at Guarantor’s request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by Guarantor pursuant to this Guaranty.

Section 5. Representations and Warranties. Guarantor hereby makes each representation and warranty made in the Loan Documents by Borrower with respect to Guarantor and Guarantor hereby further represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b) Guarantor has, independently and without reliance upon Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and Guarantor has established adequate means of obtaining from each other Obligated Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Obligated Party.

(c) The value of the consideration received and to be received by Guarantor as a result of Lender making extensions of credit to Borrower and then modifying the terms and conditions thereof, and Guarantor executing and delivering this Guaranty is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation have benefited and may reasonably be expected to benefit Guarantor directly or indirectly.

Section 6. Covenants. Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or Lender shall have any commitment under the Credit Agreement, Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement and the other Loan Documents on its or their part to be performed or observed or that Borrower has agreed to cause Guarantor or such Subsidiaries to perform or observe.

Section 7. Amendments. No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8. Notices. All notices and other communications provided for hereunder shall be given in accordance with Section 9.1 of the Credit Agreement, with any notice to a Guarantor to be addressed to it in care of the Borrower at the Borrower’s address specified therein. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

Section 9. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by Lender or such Affiliate to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under the Loan Documents, irrespective of whether Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be unmatured. Lender agrees promptly to notify Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Lender and its Affiliates may have.

Section 11. Indemnification.

Without limitation on any other obligations of Guarantor or remedies of the Lender under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless Lender and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Obligated Party enforceable against such Obligated Party in accordance with their terms.

Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Credit Agreement or the advance of loan proceeds thereunder.

Without prejudice to the survival of any of the other agreements of Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2 and all of this Section 11 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

Section 12. Subordination. Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to Guarantor by each other Obligated Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth.

Section 13. Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligated Party), Guarantor may receive regularly scheduled payments from any other Obligated Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligated Party), however, unless the Lender otherwise agrees, Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

Section 14. Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Obligated Party, Guarantor agrees that the Lender shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before Guarantor receives payment of any Subordinated Obligations.

Section 15. Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligated Party), Guarantor shall, if the Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

Section 16. Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligated Party), the Lender is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Lender for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Section 17. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its commitments, the advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

Section 18. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 19. Governing Law; Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of South Dakota.

Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any South Dakota state court sitting in Minnehaha County, South Dakota, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such South Dakota state court. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any South Dakota state court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Verity Corp.

By:	/s/ RICHARD KAMOLVATHIN
Its: